Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE XL FLEET (PIVOTAL) STOCKHOLDER LITIGATION	Consol. C.A. No. 2021-0808-KJSM

STIPULATION AND AGREEMENT of settlement,
compromise, and release

This Stipulation and Agreement of Settlement, Compromise, and Release, dated November 13, 2024 (with the Exhibits hereto, the “Stipulation,” and the settlement contemplated hereby, the “Settlement”), regarding the above-captioned stockholder class action (the “Action”), is entered into by and among the following parties: (i) plaintiffs Cody Laidlaw and Irfan Janmohamed (“Plaintiffs”), on behalf of themselves and the Classes (as defined herein); (ii) defendants Jonathan J. Ledecky, Kevin Griffin, Sarah Sclarsic, Efrat Epstein, Katrina Adams (collectively, the “Individual Defendants”), Pivotal Investment Holdings II, LLC (together with the Individual Defendants, the “Defendants”); and (iii) defendant XL Fleet Corp. (“XL Fleet” or the “Company”), now renamed Spruce Power Holding Corp. (“Spruce” and together with Plaintiffs and Defendants, the “Parties,” and each a “Party”).

This Stipulation is submitted pursuant to Court of Chancery Rule 23. Subject to the terms and conditions set forth herein and the approval of the Court, the Settlement embodied in this Stipulation is intended: (i) to be in full and final disposition of the Action; (ii) to state all of the terms of the Settlement and the resolution of the Action; (iii) to fully, finally, and forever compromise, resolve, discharge and settle the Released Claims (as defined herein) and result in the complete dismissal of the Action with prejudice.1

RECITALS

WHEREAS:

Summary of the Action

A. On March 20, 2019, Pivotal Investment Holdings II, LLC (“Pivotal II”), a special purpose acquisition company, was incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

[1]	Capitalized terms have the meanings set forth in the “Definitions” section below or as otherwise defined in this Stipulation.

B. On July 16, 2019, Pivotal II consummated its initial public offering (“IPO”) that sold 23 million units (“Public Units”), including the underwriters’ exercise of an over-allotment option, at a price of $10.00 per Public Unit, generating gross proceeds of $230 million. Each Public Unit consisted of one share of Pivotal II Class A common stock (“Common Stock”) and one-third of one warrant to purchase one share of Common Stock.

C. On September 17, 2020, Pivotal II entered into an Agreement and Plan of Merger with (i) its wholly-owned subsidiary, PIC II Merger Sub Corp. (“Merger Sub”); and (ii) XL Hybrids, Inc., a Delaware corporation (“Legacy XL”), pursuant to which (a) Merger Sub would merge with and into Legacy XL, with Legacy XL surviving the merger as a wholly-owned subsidiary of Pivotal II (the “Merger”).

D. On December 8, 2020, Pivotal II filed with the U.S. Securities and Exchange Commission a definitive Proxy Statement concerning the Merger (such proxy statement together with any preliminary proxy filings, as well as any amendments or supplements thereto, the “Merger Proxy”), which was mailed to Pivotal II stockholders the same day. The Merger Proxy informed stockholders of a special meeting to be held on December 21, 2020 (the “Special Meeting”), at which stockholders would vote whether to approve the Merger and related transactions. The Merger Proxy also informed stockholders that the deadline for them to redeem their shares in connection with the Merger was 5:00 p.m. Eastern Time (EDT) on December 17, 2020 (the “Redemption Deadline”).

E. Prior to the Redemption Deadline, the holders of 10,992 shares of Pivotal II Common Stock (the “Redeeming Stockholders”) exercised their right to redeem those shares.

F. On December 21, 2020, Pivotal II stockholders voted to approve the Merger and related transactions.

G. On December 21, 2020, the Merger and related transactions closed (the “Closing”). Following the Merger, Legacy XL became a wholly-owned subsidiary of Pivotal II, which was renamed XL Fleet.

H. On April 26, 2021, Plaintiff Cody Laidlaw (“Laidlaw”) submitted a demand for inspection of books and records to Pivotal II pursuant to Section 220 of the Delaware General Corporation Law. On June 21, 2021, Plaintiff Irfan Janmohamed (“Janmohamed”) similarly served a Section 220 demand on Pivotal II.

I. On September 20, 2021, Plaintiff Laidlaw commenced an action against Defendants, on behalf of himself and similarly situated current and former Company stockholders, by filing a Verified Class Action Complaint in the Court of Chancery of the State of Delaware. On October 19, 2021, Plaintiff Janmohamed also filed a Verified Stockholder Class Action Complaint. On November 23, 2021, Plaintiffs Laidlaw and Janmohamed filed a Motion for Consolidation and Appointment of Co-Lead Plaintiffs and Co-Lead Counsel (“Motion for Consolidation”), which proposed: (1) a Co-Lead structure with Laidlaw and Janmohamed serving as Co-Lead Plaintiffs; and (2) their respective counsel Grant and Eisenhofer P.A. and Cohen Milstein Sellers & Toll PLLC serving as Co-Lead Counsel. The Court granted the Motion for Consolidation on November 29, 2021 (Trans. ID 67127606). Subsequently, Plaintiffs filed the Verified Consolidated Amended Stockholder Class Action Complaint on January 31, 2022 (Trans. ID 6725593).

J. On July 11, 2022, Plaintiffs filed their Verified Second Amended Consolidated Class Action Complaint (the “Complaint”). The Complaint alleged claims against Defendants for breach of fiduciary duties as directors, officers, and/or controllers of Pivotal II, claims for breach of contract against Defendant XL Fleet, and claims for unjust enrichment in connection with the Merger.

K. On August 19, 2022, Defendants and the Company filed their Motions to Dismiss the claims against them with prejudice pursuant to Court of Chancery Rules 23.1 and 12(b)(6) (the “Motions to Dismiss”) (Trans. ID 67951229).

L. On September 30, 2022, Plaintiffs filed their Answering Brief in Opposition to the Motions to Dismiss (Trans. ID 68109286).

M. On November 22, 2022, the Court held a hearing on the Motions to Dismiss (Trans. ID 68422394). On June 9, 2023, the Court issued its opinion, upholding Counts I and VI of the Complaint. The Court partially dismissed Count II with respect to then-Defendant James H.R. Brady, Count III with respect to Brady, Sclarsic, Epstein and Adams, Count V with respect to Brady, and then-Defendants Thomas J. Hynes and Dimitri Kazarinoff and fully dismissed Count IV for aiding and abetting against Hynes and Kazarinoff (Trans. ID 70174885).

N. On May 17, 2023, the Parties participated in a mediation (the “First Mediation”) before Jed Melnick, Esq., of JAMS (the “Mediator”). The First Mediation concluded without a settlement agreement.

O. On August 10, 2023, Plaintiffs propounded Requests for Production of Documents on the Individual Defendants and XL Fleet (Trans. ID 70609916). Thereafter, the parties engaged in an extensive discovery process, including additional requests for document production, interrogatories, depositions, and began expert discovery. In total, prior to the settlement of this Action: (i) Plaintiffs had taken four depositions of Defendants and Defendants had taken two depositions of Plaintiffs; (iii) the Parties stipulated to the use of eight deposition transcripts of deponents in the federal securities action2 as evidence in this Action; (iii) the Parties engaged in substantial work with experts, whose opening reports were due in approximately two weeks from the settlement in principle of this Action; and (iv) Defendants, the Company, and non-parties produced over 145,000 non-public documents comprised of nearly 1,186,000 pages, including the entirety of documents produced in the federal securities action.

[2]	In re XL Fleet Corp. Securities Litigation, Case No. 1:21-cv-02002-JLR (S.D.N.Y.).

P. On August 11, 2023, Defendants and the Company filed an Answer to the claims against them in the Complaint (Trans. ID 70612975).

Q. On August 29, 2023, the Court entered a Stipulation and Order Governing Case Schedule (the “Scheduling Order”), setting trial for January 2025 (Trans. ID 70746690).

R. On July 1, 2024, the Parties participated in another mediation (the “Second Mediation”) before the Mediator.

S. Although the Second Mediation concluded without a settlement agreement, with the assistance of the Mediator, the parties continued arm’s-length negotiations while continuing fact discovery and moving the Action forward consistent with the Scheduling Order.

T. Following these arm’s-length negotiations, the Parties reached an agreement in principle to settle the Action on September 12, 2024, after receiving and accepting the Mediator’s proposal on the Settlement Amount (as defined herein), the definitive terms of which are reflected in this Stipulation.

U. This Stipulation (together with the Exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, and it reflects the final and binding agreement between the Parties.

Plaintiffs’ Claims and the Benefits of the Settlement

V. Based upon their investigation and prosecution of the Action, Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted have merit, but also believe that the Settlement set forth herein provides substantial and immediate benefits for the Classes. In addition to these substantial benefits, Plaintiffs and Plaintiffs’ Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action through trial and appeals; and (vi) the conclusion of Plaintiffs and Plaintiffs’ Counsel that the terms and conditions of the Settlement and this Stipulation are fair, reasonable, and adequate, and that it is in the best interests of the Classes to settle the claims asserted in the Action on the terms set forth herein. The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of a concession by Plaintiffs of any infirmity in the claims asserted in the Action.

W. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believes that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon the Classes. Based upon their direct oversight of the prosecution of this Action, as well as evaluation and input from Plaintiffs’ Counsel, Plaintiffs have determined that the Settlement is in the best interests of the Classes, and have agreed to the terms and conditions set forth in this Stipulation.

Defendants’ Denial of Wrongdoing and Liability

X. Defendants and the Company deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever alleged in the Action. The Settlement will expressly provide that Defendants and the Company make no admission of liability or any form of wrongdoing whatsoever. Neither the Term Sheet, the Settlement Agreement, the Settlement or the negotiations leading to execution of the Term Sheet or the Settlement Agreement nor any proceedings taken pursuant to or in connection with the Term Sheet or the Settlement Agreement and/or approval of the Settlement shall be offered against any Defendant or any of the other Released Defendant Parties or Released Company Parties as evidence of any presumption, admission, or concession by any Defendant or any other of the other Released Defendant Parties or Released Company Parties of any fault, liability, or wrongdoing of any kind or of any damages whatsoever.

Y. Nevertheless, Defendants and the Company have determined to enter into the Settlement on the terms and conditions set forth in this Stipulation solely to put Released Plaintiffs’ Claims to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages. For the avoidance of doubt, nothing in this Stipulation or the Settlement shall be construed as an admission by Defendants or the Company of any wrongdoing, fault, liability, or damages whatsoever.

Z. The Parties recognize that the Action has been filed and prosecuted by Plaintiffs in good faith and defended by Defendants and the Company in good faith, and further, that the Settlement Payment, and the other terms of the Settlement as set forth herein, were negotiated at arm’s-length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court pursuant to Court of Chancery Rule 23, that the Action shall be fully and finally compromised, settled, and dismissed with prejudice, and that (i) all Released Plaintiffs’ Claims shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided herein) as against all Released Defendant Parties (as defined below) and Released Company Parties (as defined below), and (ii) all Released Defendants’ Claims (as defined below) shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided herein) as against all Released Plaintiff Parties (as defined below), upon and subject to the following terms and conditions of the Settlement:

A.	Definitions

1. The following capitalized terms, used in this Stipulation and its Exhibits, shall have the meanings specified below:

a. “Administration Costs” means all costs, fees, and expenses associated with the administration or disbursement of the Settlement Fund, including, without limitation, calculating payments to Eligible Class Members or resolving any dispute relating thereto, or any other cost, fee, or expense otherwise incurred by the Settlement Administrator or Plaintiffs’ Counsel in administering or carrying out the terms of the Settlement.

b. “Charter Violation Class” means a non-opt out class for settlement purposes only, and pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), consisting of all record and beneficial holders of Pivotal II Class A Common Stock, whether held as separate shares of Common Stock or as part of Public Units, directly or indirectly, who held such stock as of the Closing Date and who hold such stock (as stockholders of Spruce) during the entire Charter Violation Class Period, excluding the Excluded Persons.

c. “Charter Violation Class Period” means the period between and including the Closing Date and the date the Settlement is approved by the Court and becomes Final.

d. “Classes” means the Redemption Class and the Charter Violation Class, two non-opt-out classes for settlement purposes only and pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2).

e. “Class Distribution Order” means an order authorizing the specific distribution of the Net Settlement Fund.

f. “Class Member” means a Person who is a member of one or both of the Classes.

g. “Class Periods” means the Charter Violation Class Period and the Redemption Class Period.

h. “Company Counsel” means Heyman Enerio Gattuso & Hirzel LLP and Troutman Pepper.

i. “Custodian” means a broker-dealer, bank, sub-custodian or other nominee that holds securities in its name on behalf of a beneficial owner.

j. “Defendants’ Counsel” means Morris, Nichols, Arsht & Tunnell LLP and Willkie Farr & Gallagher LLP.

k. “DTC” means the Depository Trust & Clearing Corporation, including its subsidiary the Depository Trust Company.

l. “DTC Participants” means all DTC participants that held Pivotal II Class A Common Stock immediately after the Redemption Deadline on December 17, 2020 and/or those who hold such stock (as stockholders of Spruce) as of the date the Settlement is approved by the Court and becomes Final, but excluding Excluded Persons.

m. “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 15 of this Stipulation have been met and have occurred or have been waived in writing.

n. “Eligible Class Members” means those Class Members who held Eligible Shares, i.e., holders of Pivotal II Class A Common Stock who had the right to but did not exercise their redemption rights in connection with the Merger and/or holders of Pivotal II Class A Common Stock owned by Class Members as of the Closing Date (December 21, 2020) and who hold such stock (as stockholders of Spruce) as of the date the Settlement is approved by the Court and becomes Final, but excluding Excluded Persons.

o. “Eligible Shares” means shares of Pivotal II Class A Common Stock, whether held as separate shares or as part of Public Units, owned by Class Members immediately after the Redemption Deadline (December 17, 2020 at 5:00 pm EST) that were not submitted for redemption in connection with the Merger and/or shares of Pivotal II Class A Common Stock whether held as separate shares or as part of Public Units, owned by Class Members as of the Closing Date (December 21, 2020) and who hold such stock (as stockholders of Spruce) as of the date the Settlement is approved by the Court and becomes Final. Eligible Shares do not include shares held by Excluded Persons.

p. “Escrow Account” means the bank account that is maintained by Plaintiffs’ Counsel and into which the Settlement Amount will be deposited and wherein the Settlement Fund will be held.

q. “Escrow Agent” means the agent or agents who shall be chosen by Plaintiffs’ Counsel to administer the Escrow Account.

r. “Excluded Persons” means:

i. (a) Defendants; (b) members of the immediate family of any Individual Defendant; (c) any person who was a manager or managing member of any Defendant during the Class Periods and any members of their immediate family; (d) any parent, subsidiary, or affiliate of Defendants; (e) any entity in which any Defendant or any other excluded person or entity has, or had during the Class Periods, a controlling interest; and (f) the legal representatives, agents, affiliates, heirs, estates, successors, or assigns of any such excluded persons or entities;

ii. (a) the Company; and (b) any person who was an officer or director of the Company during the Class Periods and any members of their immediate family;

iii. Holders of Pivotal II Class A Common Stock who did not have the right to exercise redemption rights, including other holders of non-public shares;

iv. Redeeming Stockholders who, in connection with the Merger, redeemed 100% of their shares of Company common stock.

s. “Exhibits” means the exhibits attached hereto.

t. “FDIC” means the Federal Deposit Insurance Corporation.

u. “Fee and Expense Award” means an award to Plaintiffs’ Counsel of fees and expenses to be paid from the Settlement Fund and approved by the Court in accordance with the Settlement, in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could be, or could have been asserted by Plaintiffs’ Counsel or any other counsel for any Class Member.

v. “Final” when referring to any judgment or order entered by the Court, means that one of the following has occurred: (i) the time for the filing or noticing of any motion for reconsideration, reargument, appeal, or review of the judgment or order has expired without any such filing or notice; or (ii) the judgment or order has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to further review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal, or review of such judgment or order (or any order affirming it) has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and expenses or the Plan of Allocation, or any other plan of allocation, in this Action shall have no effect on finality for purposes of determining the date on which the Order and Final Judgment becomes Final, and shall not prevent, limit, or otherwise affect whether the Order and Final Judgment are considered Final.

w. “First Settlement Payment” means the sum of fifty thousand United States Dollars ($50,000.00) in cash.

x. “Net Settlement Fund” means the balance remaining in the Settlement Fund after the payment of (a) any Taxes or Tax Expenses; (b) any Administration Costs or Notice Costs; (c) any Fee and Expense Award awarded by the Court; and (d) any other costs or fees approved by the Court.

y. “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear substantially in the form attached hereto as Exhibit B.

z. “Notice Costs” means the reasonable costs, fees, and expenses associated with providing notice of the Settlement to the Classes.

aa. “Order and Final Judgment” means the Order and Final Judgment to be entered in the Action substantially in the form attached hereto as Exhibit D, or as modified by agreement of the Parties in writing.

bb. “Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, affiliate, joint stock company, investment fund, estate, legal representative trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

cc. “Plaintiffs’ Counsel” means Grant & Eisenhofer P.A. and Cohen Milstein Sellers & Toll PLLC.

dd. “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund to Eligible Class Members, set forth in Paragraphs 34-35, or such other plan of allocation approved by the Court.

ee. “Redemption Class” means a non-opt out class for settlement purposes only, and pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), consisting of all record and beneficial holders of Pivotal II Class A Common Stock, whether held as separate shares of Common Stock or as part of Public Units, directly or indirectly, who held such stock during the Redemption Class Period, and their successors in interest, but excluding Excluded Persons, and who were injured by the Defendants’ breaches of fiduciary duties and other violations of law.

ff. “Redemption Class Period” means the period between the close of business on December 7, 2020 (the “Record Date”) through December 21, 2020 (the “Closing Date”).

gg. “Released Claims” means Released Plaintiffs’ Claims, Released Defendants’ Claims, and Released Company Claims, collectively or individually.

hh. “Released Company Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or relate to the institution, prosecution, or settlement of the claims asserted in the Action, except for claims to enforce the Settlement.

ii. “Released Company Parties” means the Company, Company Counsel, as well as each of their respective current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, managing members, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, insurers, reinsurers, immediate family members, beneficiaries, advisors, counsel, representatives, and any entity under their control.

jj. “Released Defendant Parties” means Defendants, Defendants’ Counsel, and Defendants earlier dismissed from the case, as well as each of their respective current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, managing members, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, insurers, reinsurers, immediate family members, beneficiaries, advisors, counsel, representatives, and any entity under their control.

kk. “Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or relate to the institution, prosecution, or settlement of the claims asserted in the Action, except for claims to enforce the Settlement.

ll. “Released Parties” means Released Plaintiff Parties, Released Defendant Parties, and Released Company Parties, collectively or individually.

mm. “Released Plaintiff Parties” means Plaintiffs, all other Class Members, and Plaintiffs’ Counsel, as well as each of their respective current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, managing members, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, insurers, reinsurers, immediate family members, beneficiaries, advisors, counsel, representatives, and any entity under their control.

nn. “Released Plaintiffs’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule, that Plaintiffs or any other Class Member (a) asserted in the Action or (b) could have alleged, asserted, set forth, or claimed in the Action or in any other action in any other court, tribunal, or proceeding by Plaintiffs or any other member of the Classes, individually or on behalf of either the Redemption Class or the Charter Violation Class directly, that (1) in full or in part, concern, relate to, arise out of, or are in any way connected to the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Action, and (2) arise out of, are based upon, relate to, or concern the rights of, duties owed to, and/or ownership of shares as to which Plaintiffs or members of the Redemption Class or the Charter Violation Class had redemption rights as of the redemption deadline or any claims relating to the charter of Pivotal II including, but not limited to, any claims related to (i) the Merger, (ii) the Proxy, (iii) any other disclosures relating to or concerning the Merger, (iv) the Pivotal II charter, or (v) the control or participation of any of Released Defendant Parties or Released Company Parties with respect to any of the foregoing. For the avoidance of doubt, Released Plaintiffs’ Claims shall not include the right to enforce this Stipulation or the Settlement.

oo. “Releases” means Released Defendants’ Claims, Released Plaintiffs’ Claims, and Released Company Claims, collectively or individually.

pp. “Scheduling Order” means the [Proposed] Scheduling Order With Respect to Notice and Settlement Hearing substantially in the form attached hereto as Exhibit A.

qq. “Second Settlement Payment” means the sum of four million seven hundred thousand United States Dollars ($4,700,000.00) in cash.

rr. “Securities Transfer Records” means records maintained by DTC identifying the DTC Participants for all Eligible Class Members as of (a) the close of business on December 17, 2020; and/or (b) the date the Settlement is approved by the Court and becomes Final.

ss. “Settlement Administrator” means the class action settlement administrator, if any, selected by Plaintiffs’ Counsel in connection with the Settlement.

tt. “Settlement Amount” means the sum of four million seven hundred fifty thousand United States Dollars ($4,750,000.00) in cash.

uu. “Settlement Fund” means the Settlement Amount plus all interest earned thereon.

vv. “Settlement Hearing” means the hearing to be held by the Court to, among other things: (i) determine whether to finally certify the Classes for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (ii) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the Classes, and whether Plaintiffs should be finally appointed as class representatives for the Classes and Plaintiffs’ Counsel should be finally appointed as Plaintiffs’ Counsel for the Classes; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Classes and in the best interests of the Classes; (iv) determine whether the Action should be dismissed with prejudice and the Releases provided under this Stipulation should be granted; (v) determine whether the Order and Final Judgment approving the Settlement should be entered; (vi) determine whether the Plan of Allocation of the Net Settlement Fund is fair and reasonable, and should therefore be approved; (vii) determine whether and in what amount any Fee and Expense Award should be paid to Plaintiffs’ Counsel out of the Settlement Fund; (viii) hear and rule on any objections to the Settlement, the Plan of Allocation, and/or Plaintiffs’ Counsel’s application for a Fee and Expense Award; and (ix) consider any other matters that may properly be brought before the Court in connection with the Settlement.

ww. “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear substantially in the form attached hereto as Exhibit C.

xx. “Taxes” means any taxes (including any estimated taxes, interest, penalties, or additional amounts) arising with respect to income earned by the Settlement Fund, including with respect to (i) any income earned by the Settlement Fund for any period during which the Settlement Fund on deposit in the Escrow Account is not treated, or does not qualify, as a “qualified settlement fund” for federal or state income tax purposes, and (ii) the payment or reimbursement by the Settlement Fund of any amounts described in clause (i).

yy. “Tax Expenses” means expenses and costs incurred in connection with determining the amount of, and paying, any Taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) any tax returns).

zz. “Term Sheet” means the Settlement Term Sheet setting forth material terms associated with the resolution of the Action, fully executed by the Parties as of September 24, 2024.

aaa. “Termination Notice” means written notice of a Party’s election of their right to terminate the Settlement and this Stipulation.

bbb. “Unknown Claims” means (i) any Released Plaintiffs’ Claims that Plaintiffs or any other Class Member does not know or suspect to exist in their favor at the time of the release of Released Defendant Parties and Released Company Parties, and (ii) any Released Defendants’ Claims or Released Company Claims that any Defendant or the Company does not know or suspect to exist in their favor at the time of the release of Released Plaintiff Parties, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement or to object or not to object to the Settlement. With respect to the Released Claims, the Parties stipulate and agree that, upon the occurrence of the Effective Date, the Parties shall expressly waive, and by operation of the Order and Final Judgment, each Class Member shall be deemed to have, and shall have, expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, that is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties, and Class Members (by operation of law), to completely, fully, finally, and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Plaintiffs’ Claims,” “Released Defendants’ Claims,” and “Released Company Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Plaintiffs, Defendants, and the Company in entering into this Stipulation.

B.	Settlement Consideration

2. In consideration for the full and final release, settlement, dismissal, and discharge of any and all of the Released Claims against the Released Parties, the Parties have agreed to the following:

a. The Settlement Payments:

i. Within fifteen (15) business days after execution of this Stipulation, Plaintiffs’ Counsel shall provide complete wire transfer information and instructions, as well as a completed Form W-9, to Defendants’ Counsel on behalf of the Individual Defendants.

ii. Within thirty (30) business days after execution of this Stipulation, the Company shall pay the First Settlement Payment into the Escrow Account, provided that Plaintiffs’ Counsel has provided complete wire transfer information and instructions as well as a completed Form W-9 to the Defendants or to Defendants’ Counsel.

iii. No later than thirty (30) business days after approval of the Settlement by the Delaware Court of Chancery, the Company shall pay or cause to be paid the Second Settlement Payment into the Escrow Account.

iv. Payment of the Settlement Amount shall be made by wire transfer into the Escrow Account; payment shall not be made by check.

b. If the Settlement Amount is not paid in a timely manner in accordance with Paragraph 2(a) above, Plaintiffs may exercise their right to terminate the Settlement under Paragraph 40 below.

C.	Scope of the Settlement

3. Upon entry of the Order and Final Judgment, the Action shall be dismissed in its entirety and with prejudice. Plaintiffs, Defendants, and the Company shall each bear their own fees, costs, and expenses, except as expressly provided in this Stipulation; provided, however, that nothing herein shall affect Defendants’ rights to, and claims for, advancement or indemnity of their legal fees, costs, and expenses in connection with the Action, the Settlement, or any of Released Plaintiffs’ Claims, nor any claims that the Company or Defendants may have against their respective insurers, co-insurers, or reinsurers.

4. Upon the Effective Date, Plaintiffs and each and every Class Member, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns, and transferees, immediate and remote, and any Person acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns, each of the foregoing in their capacities as such only, shall have fully, finally, and forever released, settled, and discharged Released Defendant Parties and Released Company Parties from and with respect to every one of Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Plaintiffs’ Claims against any of Released Defendant Parties and Released Company Parties.

5. Upon the Effective Date, Defendants and the Company, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns, and transferees, immediate and remote, and any Person acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, and assigns, each of the foregoing in their capacities as such only, shall have fully, finally, and forever released, settled, and discharged Released Plaintiff Parties from and with respect to every one of Released Defendants’ Claims and Released Company Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Defendants’ Claims or Released Company Claims against any of Released Plaintiff Parties.

D.	Class Certification

6. Solely for the purposes of the Settlement and for no other purpose, the Parties agree to: (a) certification of the Action as a non-opt-out class action pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and (b)(2) on behalf of the Classes; (b) appointment of Plaintiffs as Class representatives for the Classes; and (c) appointment of Plaintiffs’ Counsel as counsel for the Classes.

7. The certification of the Classes shall be binding only with respect to the Settlement and this Stipulation. In the event that the Settlement or this Stipulation is terminated pursuant to their terms or the Effective Date fails to occur, the certification of the Classes shall be deemed vacated and the Action shall proceed as though the Classes had never been certified.

E.	Submission of the Settlement to the Court for Approval

8. As soon as practicable after this Stipulation has been executed, the Parties shall jointly submit this Stipulation, together with its Exhibits, to the Court, and shall jointly apply to the Court for entry of the Scheduling Order.

9. In accordance with the Scheduling Order, the Settlement Administrator shall cause the Notice to be delivered to each Class Member via the DTC Participant appearing in the Securities Transfer Records. The Company shall provide to the Settlement Administrator or Plaintiffs’ Counsel, at no cost to the Settlement Fund, Plaintiffs’ Counsel, or the Settlement Administrator, the Securities Transfer Records, in an electronically-searchable form, such as Microsoft Excel, as promptly as practicable after the execution of this Stipulation and in no event later than twenty (20) business days after execution of this Stipulation. All record holders of stock who hold such stock on behalf of beneficial owners and who receive the Notice shall be requested to forward the Notice promptly to such beneficial owners. Plaintiffs’ Counsel shall use reasonable efforts to provide notice to such beneficial owners by making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners. In accordance with the Scheduling Order, Plaintiffs’ Counsel or the Settlement Administrator shall also cause the Summary Notice to be published in the Investor’s Business Daily and over the PR Newswire. Any and all Notice Costs shall be paid from the Settlement Fund, regardless of the form or manner of notice approved or directed by the Court and regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur. In no event shall Plaintiffs, Released Defendant Parties, or any of their attorneys have any liability or responsibility for the Notice Costs. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice Costs and/or Administration Costs actually paid or incurred shall not be returned or repaid to the Company.

10. The Parties and their respective attorneys agree to use their individual and collective best efforts to obtain Court approval of the Settlement as soon as practicable and to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Settlement provided for in this Stipulation and the dismissal of the Action with prejudice. The Parties and their respective attorneys agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and this Stipulation and to use their best efforts to effect the consummation of the Settlement.

11. If the Settlement embodied in this Stipulation is approved by the Court, the Parties shall request that the Court enter the Order and Final Judgment.

F.	Stay Pending Court Approval

12. The Parties hereby agree to stay the proceedings in the Action, to file no further actions against the Released Parties asserting any Released Claims, and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself, pending the occurrence of the Effective Date. The Parties’ (and any third-parties’) respective deadlines to respond to any filed or served pleadings, motions, or discovery requests are extended indefinitely. Any Party may inform the recipient of any subpoenas issued in connection with the Action (regardless of which Party issued the subpoena) that the proceedings in the Action are stayed pending approval of the Settlement and entry of the Order and Final Judgment.

13. The Parties agree to use their best efforts to seek the stay and dismissal of, and to oppose entry of any interim or final relief in favor of, any Class Member, in any other proceedings against any of Defendants, the Company, or any other Released Defendant Parties or Released Company Parties that challenge the Settlement or otherwise assert or involve, directly or indirectly, any of the Released Plaintiffs’ Claims against any of Released Defendant Parties or Released Company Parties.

14. Notwithstanding Paragraphs 12 and 13 above, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or the Settlement or to otherwise respond in the event any Person objects to this Stipulation, the Settlement, the Order and Final Judgment, the Fee and Expense Award, or the Plan of Allocation.

G.	Conditions of Settlement

15. The Effective Date of the Settlement shall be deemed to occur on the occurrence or written waiver of all of the following events, which events the Parties shall use their best efforts to achieve:

a. the payment in full of the Settlement Amount into the Escrow Account in accordance with Paragraph 2(a) above;

b. the Court’s certification of the Classes as non-opt-out settlement classes;

c. the Court’s entry of the Order and Final Judgment, including the Releases substantially in the form set out in this Stipulation and the dismissal with prejudice of the Action without the award of any damages, costs, or fees and expenses, except as provided for in this Stipulation; and

d. the Order and Final Judgment becoming Final.

16. Upon the occurrence of the Effective Date, any and all remaining interest or right in the Settlement Fund of Defendants, the Company, or any other of Released Defendant Parties or Released Company Parties shall be absolutely and forever extinguished, and the Releases provided under this Stipulation shall be effective.

H.	Attorneys’ Fees and Expenses

17. Plaintiffs’ Counsel intends to petition the Court for a Fee and Expense Award, which application will be wholly inclusive of any request for attorneys’ fees and expenses on behalf of any Class Member or their counsel in connection with the Settlement. The Parties acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid from the Settlement Fund and shall reduce the Settlement consideration paid to the Classes accordingly. Plaintiffs’ Counsel’s application for a Fee and Expense Award is not the subject of any agreement among the Parties except as set forth in this Stipulation.

18. The Fee and Expense Award shall be paid from the Settlement Fund to Plaintiffs’ Counsel within ten (10) business days of the Court’s entry of any order awarding Plaintiffs’ counsel attorneys’ fees and expenses, notwithstanding the existence of any timely filed objections to the Fee and Expense Award or any appeal or potential for appeal therefrom, or collateral attack on the Fee and Expense Award, the Settlement, or any part thereof, subject to Plaintiffs’ Counsel’s obligation to make refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final. Plaintiffs’ Counsel shall make the appropriate refund or repayment in full no later than thirty (30) business days after: (a) receiving from Defendants or the Company a notice of termination of the Settlement pursuant to the terms of this Stipulation; or (b) any order disapproving, reducing, reversing, or otherwise modifying the Fee and Expense Award has become Final.

19. This Stipulation, the Settlement, the Order and Final Judgment, and whether the Order and Final Judgment becomes Final, are not conditioned upon the approval of any Fee and Expense Award, either at all or in any particular amount, by the Court. The Fee and Expense Award may be considered separately from this Stipulation and the proposed Settlement. Any disapproval or modification of the Fee and Expense Award by the Court or on appeal shall not (a) affect or delay the enforceability of this Stipulation or the Settlement, (b) provide any Party the right to terminate the Settlement, (c) affect or delay the binding effect or finality of the Order and Final Judgment or the release of the Released Claims against the Released Parties, or (d) prevent the occurrence of the Effective Date.

20. Plaintiffs’ Counsel warrants that no portion of any Fee and Expense Award shall be paid to Plaintiffs or any Class Member, except as may be approved by the Court.

21. Plaintiffs’ Counsel shall be responsible for allocating and paying any portion of the Fee and Expense Award to any other counsel or any Class Member. Released Defendant Parties and Released Company Parties shall not have any liability to any counsel for any Class Member for any claimed attorneys’ fees and expenses in connection with the Action or the Settlement.

I.	The Settlement Fund

22. The Settlement Fund shall be used to pay: (a) any Taxes or Tax Expenses; (b) any Administration Costs or Notice Costs; (c) any Fee and Expense Award awarded by the Court; and (d) any other costs or fees approved by the Court. The Net Settlement Fund shall be distributed pursuant to the Plan of Allocation approved by the Court.

23. Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the Company and/or the Insurance Carriers pursuant to the terms of this Stipulation and/or further order of the Court.

24. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States.

25. The Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1, and Plaintiffs’ Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for timely and properly filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Plaintiffs’ Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. Upon written request, the Company shall provide to Plaintiffs’ Counsel the statement described in Treasury Regulation § 1.468B-3(e). Plaintiffs’ Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this Paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the qualified settlement fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

26. All Taxes and Tax Expenses shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by Plaintiffs’ Counsel and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous Paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. Released Defendant Parties and Released Company Parties shall have no responsibility or liability for any such Taxes or Tax Expenses or the acts or omissions of Plaintiffs’ Counsel or its agents with respect to the payment of Taxes or Tax Expenses, as described herein.

27. The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, none of Defendants, the Company, the Insurance Carriers, any other Released Defendant Parties or Released Company Parties, or any other Person who or which paid any portion of the Settlement Amount, shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever.

28. Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, Plaintiffs’ Counsel may pay from the Settlement Fund, without further approval from Defendants or the Company or further order of the Court, all Notice Costs or Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Settlement Administrator in connection with providing notice and administering the Settlement, and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice Costs, Administration Costs, Taxes, or Tax Expenses actually paid or incurred, including any related fees, shall not be returned or repaid to the Company.

J.	Settlement Administration

29. Plaintiffs and/or Plaintiffs’ Counsel shall retain the Settlement Administrator to provide notice of the Settlement to the Classes and for the disbursement of the Net Settlement Fund to Eligible Class Members. Released Defendant Parties and Released Company Parties shall not have any involvement in or any responsibility, authority, or liability whatsoever for the selection of the Settlement Administrator, the giving of Notice to the Classes, or the disbursement of the Net Settlement Fund to Eligible Class Members.

30. Defendants and the Company shall cooperate with Plaintiffs’ Counsel in providing notice of the Settlement to the Classes and administering the Settlement, which cooperation shall include, but not be limited to, the Company providing to the extent available the Securities Transfer Records in accordance with Paragraph 31 below and Defendants and the Company making reasonable efforts to identify all Excluded Persons.

31. For purposes of distributing the Net Settlement Fund to Eligible Class Members, the Company, at no cost to the Settlement Fund, Plaintiffs’ Counsel, or the Settlement Administrator, shall: (i) within twenty (20) business days after the Court’s entry of the Scheduling Order or as soon thereafter as reasonably possible, provide, or cause to be provided, to Plaintiffs’ Counsel or the Settlement Administrator in an electronically-searchable form, such as Microsoft Excel, the Securities Transfer Records and an allocation report, “chill” report, or such other report generated by DTC providing, for each relevant Class Member, the participant’s “DTC number” and the relevant number of shares of Pivotal II Common Stock as of the close of business on December 17, 2020 and/or the relevant number of such shares of Pivotal II Common Stock as of December 21, 2020 (which are now held as stock of Spruce) as of the date the settlement is approved by the Court and becomes Final.

32. In addition to the information to be provided under Paragraph 31 above, Defendants and the Company, at the request of Plaintiffs and/or Plaintiffs’ Counsel, and at no cost to the Settlement Fund, Plaintiffs, Plaintiffs’ Counsel, or the Settlement Administrator, shall make reasonable efforts to provide such additional information as may be required to distribute the Net Settlement Fund to Eligible Class Members and to ensure that the Net Settlement Fund is paid only to Eligible Class Members and not to Excluded Persons, including, without limitation, using reasonable efforts to obtain suppression letters from Excluded Persons and/or Excluded Persons’ brokers if requested to do so by the DTC.

33. Excluded Persons shall not have any right to receive any part of the Settlement Fund for their own account(s) (i.e., accounts in which they hold a proprietary interest), or any additional amount based on any claim relating to the fact that Settlement proceeds are being received by any other stockholder, under any theory, including, but not limited to, contract, application of statutory or judicial law, or equity.

34. The Net Settlement Fund shall be distributed to Eligible Class Members in accordance with the following Plan of Allocation, which is subject to approval by the Court. The Settlement Administrator shall make distributions from the Escrow Account to the Eligible Class Members in the following manner and subject to the following conditions: Each Eligible Class Member to receive a pro rata distribution from the Net Settlement Fund equal to the product of: (a) the Net Settlement Fund; and (b) a fraction, the numerator of which is the number of Eligible Shares held by the Eligible Class Member, and the denominator of which is a number representing the total number of Eligible Shares (“Cash Payment”).

35. In the event that any payment from the Net Settlement Fund is undeliverable or in the event a check is not cashed by the stale date (i.e., more than six months from the check’s issue date), the following procedures shall govern:

(a) For settlement funds distributed by a Custodian, the Custodian shall follow its respective policies with respect to further attempted distribution or escheatment;

(b) For settlement funds distributed to Eligible Class Members directly by the Settlement Administrator, or for any funds returned by a Custodian to the Settlement Administrator, the Settlement Administrator shall use reasonable efforts to locate the Eligible Class Members and reattempt distribution. If after completion of such follow-up efforts $50,000 or more remains in the Net Settlement Fund, the Settlement Administrator shall conduct pro rata re-distributions of the remaining funds until the remaining balance is under $50,000. At such time as the remaining balance is less than $50,000, the remaining funds shall be distributed to the Combined Campaign for Justice, P.O. Box 2113, Wilmington, DE 19899, a 501(c)(3) charitable organization.

36. Notwithstanding anything to the contrary in this Stipulation, the Plan of Allocation is not a necessary term of the Settlement or this Stipulation, and it is not a condition of the Settlement or this Stipulation that any particular plan of allocation be approved by the Court. Plaintiffs and Plaintiffs’ Counsel may not cancel or terminate the Settlement (or this Stipulation) based on the Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in connection with the Settlement.

37. The Net Settlement Fund shall be distributed to Eligible Class Members pro rata to the number of their Eligible shares only after the Effective Date of the Settlement and after: (a) all Notice Costs, all Administration Costs, all Taxes, and any Fee and Expense Award have been paid from the Settlement Fund or reserved; and (b) the Court has entered the Class Distribution Order. For the avoidance of doubt, no Class Member will receive any distribution for any shares other than Eligible Shares. At such time that Plaintiffs’ Counsel, in its sole discretion, deems it appropriate to move forward with the distribution of the Net Settlement Fund to the Classes, Plaintiffs’ Counsel will apply to the Court, on notice to Defendants’ Counsel and Company Counsel, for the Class Distribution Order.

38. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Class Members. Plaintiffs, Defendants, the Company, and the other Released Defendant Parties and Released Company Parties, and each of their respective counsel, shall have no liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund, the determination, administration, or calculation of any payment from the Net Settlement Fund, the nonperformance of the Settlement Administrator or a nominee holding shares on behalf of a Class Member, the payment or withholding of Taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

39. All proceedings with respect to the administration of the Settlement and distribution pursuant to the Class Distribution Order shall be subject to the exclusive jurisdiction of the Court.

K.	Termination of Settlement; Effect of Termination

40. Plaintiffs, Defendants (as a Defendant group that unanimously agrees amongst themselves), and the Company shall each have the right to terminate the Settlement and this Stipulation by providing a Termination Notice to the other parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Scheduling Order in any material respect and such final refusal decision has become Final; (b) the Court’s refusal to approve this Stipulation, the Settlement, or any part of it that materially affects any Party’s rights or obligations hereunder and such final refusal decision has become Final; (c) the Court’s declining to enter the Order and Final Judgment in any material respect and such final refusal decision has become Final; or (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by an appellate court and such order modifying or reversing the Order and Final Judgment becomes Final. In addition to the foregoing, Plaintiffs shall have the unilateral right to terminate the Settlement and this Stipulation, by providing a Termination Notice within thirty (30) calendar days of any failure of the full payment of the Settlement Amount into the Escrow Account in a timely manner in accordance with Paragraph 2(a) of this Stipulation. For the avoidance of doubt, the Parties stipulate and agree that any change to the scope or substance of the Releases provided for in this Stipulation and the Settlement would constitute a material change that gives rise to each of the Parties’ rights to terminate this Stipulation and the Settlement. Neither a modification nor a reversal on appeal of any Fee and Expense Award awarded by the Court or any order modifying or rejecting the Plan of Allocation shall be deemed a material modification of the Order and Final Judgment or this Stipulation.

41. In the event that the Settlement is terminated pursuant to the terms of Paragraph 40 of this Stipulation or the Effective Date otherwise fails to occur for any other reason, then (a) the Settlement and this Stipulation (other than this Paragraph 41 and Paragraphs 7, 9, 18, 23, 26, 38, 42, 44, 45, 61, and 62 of this Stipulation) shall be canceled and terminated; (b) any judgment entered in the Action and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (c) the Releases provided under the Settlement shall be null and void; (d) the fact of, and negotiations and other discussions leading to, the Settlement shall not be admissible in any proceeding before any court or tribunal; (e) all proceedings in the Action shall revert to their status as of immediately prior to the execution of this agreement, and no materials created by or received from any Party that were used in, obtained during, or related to the Settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are otherwise required to be produced during discovery in the Action or in any other litigation; (f) the Parties shall jointly petition the Court for a revised schedule for trial; (g) the Parties shall proceed in all respects as if the Settlement and this Stipulation (other than this Paragraph) had not been entered into by the Parties; and (h) within fifteen (15) calendar days after joint written notification of termination is sent by the Parties’ counsel to the Escrow Agent, the Settlement Fund (including accrued interest thereon, and any other change in value as a result of the investment of all or any portion of the Settlement Fund, and any funds received by Plaintiffs’ Counsel consistent with Paragraph 18 of this Stipulation), less any Notice Costs and Administration Costs actually incurred, paid, or payable, and less any Taxes and Tax Expenses paid, due, or owing, shall be refunded by the Escrow Agent directly to the Persons who made payments pursuant to Paragraph 2(a) above in such amounts as directed by Defendants’ Counsel and/or Company Counsel. In the event that the funds received by Plaintiffs’ Counsel consistent with Paragraph 18 of this Stipulation above have not been refunded to the Settlement Fund within the fifteen (15) calendar days specified in this Paragraph, those funds shall be refunded by the Escrow Agent immediately upon their deposit into the Escrow Account directly to the Persons who made payment pursuant to Paragraph 2(a) above in such amounts as directed by Defendants’ Counsel and/or Company Counsel consistent with Paragraph 18 of this Stipulation.

L.	No Admission of Liability

42. It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, the Company, or any of Released Defendant Parties or Released Company Parties as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs that any of his claims are without merit, that any of Defendants had meritorious defenses, or that damages recoverable from Defendants under the Complaint would not have exceeded the Settlement Amount.

43. The Released Parties may file this Stipulation and/or the Order and Final Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

M.	Miscellaneous Provisions

44. The Company warrants that, as to the payments made by the Company pursuant to the Settlement and this Stipulation, at the time of entering into this Stipulation and at the time of such payment, to the best of its knowledge, the Company is not insolvent, and the payment required to be made by the Company will not render the Company insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.

45. In the event of the entry of an order and final judgment of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof on behalf of the Company or Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of Plaintiffs, the Parties shall jointly move the Court to vacate and set aside the Releases given and the Order and Final Judgment entered pursuant to this Stipulation, in which event (i) the Releases and the Order and Final Judgment shall be null and void; (ii) the Parties shall be restored to their respective positions in the litigation as provided in Paragraph 41 of this Stipulation; (iii) Plaintiffs’ Counsel shall refund the Fee and Expense Award consistent with Paragraph 18 of this Stipulation; and (iv) any cash amounts in the Settlement Fund (less any Taxes paid, due, or owing with respect to the Settlement Fund, and less any Notice and Administration Costs actually incurred, paid, or payable) shall be returned to the Company and/or the Insurance Carriers as provided in this Stipulation.

46. The Parties and their respective counsel agree to cooperate fully with one another to obtain (and, if necessary, defend on appeal) all necessary approvals of the Court required of this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

47. This Stipulation shall be deemed to have been mutually prepared by the Parties and shall not be construed against any of them by reason of authorship.

48. The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

49. This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any signature to this Stipulation by means of facsimile or other electronic means shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof and without any necessity for delivery of the original signed signature pages in order for this to constitute a binding agreement.

50. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

51. If any deadline set forth in this Stipulation or the Exhibits thereto falls on a Saturday, Sunday, or legal holiday, that deadline will be continued to the next business day.

52. Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.

53. Plaintiffs represent and warrant that none of Released Plaintiffs’ Claims have been assigned, encumbered, or in any manner transferred, in whole or in part.

54. This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of all of the Parties (or their successors-in-interest).

55. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

56. This Stipulation is and shall be binding upon, and shall inure to the benefit of, the Parties (and, in the case of the Releases, all Released Parties as third-party beneficiaries), and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns, including, without limitation, any corporation or other entity with which any party hereto may merge, reorganize, or otherwise consolidate.

57. Notwithstanding the entry of the Order and Final Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of this Stipulation and the Settlement, and all of the Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of this Stipulation. Each of the Parties (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court, (ii) consents to service of process on such Party by email to its undersigned counsel, and (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum.

58. The construction and interpretation of this Stipulation, and any and all disputes arising out of or relating in any way to this Stipulation, shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto. Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in this Court.

59. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

60. Except as otherwise provided herein, each Party shall bear its own costs.

61. Whether or not this Stipulation is approved by the Court and whether or not the Settlement is consummated, or the Effective Date occurs, the Parties and their respective counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with this Stipulation confidential.

62. All agreements made and orders entered during the course of this Action relating to the confidentiality of information, including, without limitation, the Confidentiality Order, shall survive the Settlement and entry of the Order and Final Judgment.

63. This Stipulation and the Exhibits (Exhibit A: [Proposed] Scheduling Order With Respect to Notice and Settlement Hearing; Exhibit B: Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear; Exhibit C: Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing, and Right to Appear; and Exhibit D: [Proposed] Order and Final Judgment) constitute the entire agreement among the Parties with respect to the subject matter hereof. The Exhibits are incorporated by reference as if set forth herein verbatim, and the terms of all Exhibits are expressly made part of this Stipulation, provided, however, that if there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit, the terms of the Stipulation shall prevail. No representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in this Stipulation or the Exhibits.

64. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs and any other Class Members against Released Defendant Parties or Released Company Parties with respect to Released Plaintiffs’ Claims. Accordingly, Plaintiffs, Defendants, the Company, and their respective counsel agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants or the Company in bad faith or without a reasonable basis. Plaintiffs, Defendants, and the Company represent and agree that the terms of the Settlement reached between Plaintiffs, Defendants, and the Company were negotiated at arm’s-length and in good faith by Plaintiffs, Defendants, and the Company, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

65. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants, the Company, and their respective counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, the Parties and their respective counsel shall not make any accusations of wrongful or actionable conduct by any Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

66. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Class Members is being given or will be given by Plaintiffs, Defendants, the Company, or their respective counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.

IN WITNESS WHEREOF, the Parties, through their undersigned counsel, have executed this Stipulation effective as of the Effective Date set forth above.

[SIGNATURES ON FOLLOWING PAGE]

Dated: November 13, 2024
GRANT & EISENHOFER P.A.
OF COUNSEL:
/s/ Michael J. Barry
GRANT & EISENHOFER P.A.	Michael J. Barry (#4368)
Casimir O. Szustak (#7121)
David T. Wissbroecker	123 Justison Street, 7th Floor
2325 Third Street, Suite 329	Wilmington, DE 19801
San Francisco, CA 94107	(302) 622-7000
(415) 229-9720
cszustak@gelaw.com
COHEN MILSTEIN SELLERS
& TOLL PLLC	Counsel for Plaintiff Cody Laidlaw
and Co-Counsel for Plaintiff Irfan Janmohamed
Richard A. Speirs
Alexandra Gray	MORRIS, NICHOLS, ARSHT &
88 Pine Street, Fourteenth Floor	TUNNELL LLP
New York, NY 10005
(212) 838-7797	/s/ Ryan D. Stottmann
William M. Lafferty (#2755)
BRONSTEIN GEWIRTZ	Ryan D. Stottmann (#5237)
& GROSSMAN, LLC	Rachel R. Tunney (#6946)

Peretz Bronstein	rstottmann@morrisnichols.com
Eitan Kimelman	rtunney@morrisnichols.com
60 East 42nd Street	1201 N. Market St.
Suite 4600	Wilmington, Delaware 19801
New York, NY 10165	(302) 658-9200
(212) 697-6484
Counsel for Defendants Ledecky, Griffin, Brady, Sclarsic, Epstein, Adams, and Pivotal Investment Holdings II, LLC
Co-Counsel for Plaintiff Irfan
Janmohamed	HEYMAN ENERIO
GATTUSO & HIRZEL LLP
OF COUNSEL:
/s/ Patricia L. Enerio
WILLKIE FARR	Patricia L. Enerio (#3728)
& GALLAGHER LLP	Elizabeth A. DeFelice (#5474)
Emily A. Letcher (#6560)
William J. Stellmach	penerio@hegh.law
Kristin Bender	edefelice@hegh.law
1875 K Street, N.W.	eletcher@hegh.law
Washington, D.C. 20006	300 Delaware Avenue, Suite 200
(202) 303-1000	Wilmington, DE 19801
(302) 472-7300
WILLKIE FARR
& GALLAGHER LLP	Counsel for Defendant XL Fleet Corp

Richard Li (#6051)
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

OF COUNSEL:

TROUTMAN PEPPER

Erica H. Dressler
Jay A. Dubow
3000 Two Logan Square,
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
(215) 981-4000

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